UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): August 10, 2016

PERNIX GROUP, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	333-92445	36-4025775
(State or Other Jurisdiction	(Commission File Number)	(I.R.S. Employer
of Incorporation)		Identification No.)

151 E. 22nd Street
Lombard, Il.	60148
(Address of Principal Executive Offices)	(Zip Code)

(630) 620-4787

(Registrant’s telephone number, including area code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02   DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS

(b) Departure of Directors or Certain Officers

Effective June 17, 2016, Mr. Max Engler tendered his resignation as a member of the Board of Directors (the “Board”) of Pernix Group, Inc. (the “Company”).

Mr. Engler has provided exemplary service to the Company’s Board for the last 19 years. His resignation was not tendered in connection with any disagreement with the Company on any matter relating to the Company’s operations, policies or practices, but was tendered to facilitate his retirement.

Mr. Engler’s contributions, which were many and varied, have been instrumental to the Company’s corporate development and growth. The Company wishes Max all the best.

(d) Appointment of New Director

Effective June 17, 2016, the Company’s Board elected Mr. Daniel Engler to fill the Board position vacated by Mr. Max Engler, whose resignation is announced above. Mr. Daniel Engler brings substantial international banking and financial expertise, having served more than 20 years in international private banking and financial markets.

Mr. Daniel Engler currently serves as Chief Executive Officer of Trafex Ltd.  He has previously served in senior executive positions with AIG Private Bank Ltd., Solitaire Wealth Management Ltd., and M.M. Warburg Bank (Schweiz) AG.

As a non-employee director of Pernix Group, Inc., Mr. Daniel Engler is entitled to compensation pursuant to the Company’s director compensation policies described in the Proxy Statement on Schedule 14A filed by the Company with the Securities and Exchange Commission on November 12, 2015. In accordance with such policies, Mr. Daniel Engler will be eligible to receive stock options under the Company’s Equity Incentive Plan. Mr. Daniel Engler’s cash and equity remuneration will be consistent with that of the other non-employee directors of the Company’s Board.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PERNIX GROUP, INC.

		By:	/s/ Nidal Z. Zayed
Nidal Z. Zayed
President and Chief Executive Officer

		By:	/s/ Marco A. Martinez
Marco A. Martinez
Senior Vice President and Chief Financial Officer

Dated:	August 10, 2016

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